Dear Shareholder,

The Madison Covered Call & Equity Income Fund needs your help.  Despite all efforts, the shareholder meeting initially scheduled for November 30, 2023, was postponed due to insufficient shareholder participation. The meeting has been rescheduled to Friday, December 22, 2023.

Your vote is critical to ensuring that the meeting can be held and avoid any further adjournments.  It is essential that we hear your voice regarding this important business matter.  Your vote, regardless of the number of shares you own, is needed to fulfill the vote requirement necessary for the meeting to proceed.  The Board of Trustees unanimously recommends a vote “FOR” the proposals.

The proxy statement contains all the essential information about the proposals. Please take a moment to review the material and if you have any questions, and are ready to cast your vote, please call toll-free 1-866-704-4437 and provide reference number <<GS Number>>.  We are available from 9:00 a.m. until 11:00 p.m. Eastern Time weekdays and from Noon to 6:00 p.m. Eastern Time on Saturday.

Thank you for your time and attention to this matter.  We look forward to your call.

<<Supervisor>>
<<GS Number>>
Computershare
1-866-704-4437
480 Washington Blvd. Floor 26
Jersey City, NJ 07310+
www.cfs.computershare.com

| CERTAINTY | INGENUITY | ADVANTAGE |

If you do not wish to receive any further commercial email, please reply to this email with ‘UNSUBSCRIBE’, or write to:
Computershare
480 Washington Blvd. Floor 26
Jersey City, NJ 07310